UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 8.01 OTHER EVENTS

MusclePharm Corporation, a Nevada Corporation (the “Company”), following requests for information received by the Company from the Denver Regional Office of the Securities and Exchange Commission (the “Staff”), is reviewing its reports for the 2010 and 2011 fiscal years, which were included in financial statements issued for the 2010 and 2011 fiscal years. The Company and its auditors for the fiscal years 2010 and 2011 have voluntarily provided information to the Staff and are cooperating with Staff requests. The principal areas of the Company’s internal review relate to internal controls, disclosures of related party transactions, settlements of claims including share issuances, executive compensation, and disclosure of perquisites. The Company was recently informed that the Staff has issued a formal order of investigation of the Company. There can be no assurance that these are the only subject matters of concern, what the nature or amounts in question will be, or that these are the only periods under review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: September 30, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President